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                                                                       EXHIBIT 1
                                                                       ---------

                                 AMENDMENT NO. 2
                                       TO
                                RIGHTS AGREEMENT


         This AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment"), dated as of December 9, 1999, is made and entered into by and between Metretek Technologies, Inc. (formerly known as Marcum Natural Gas Services, Inc.), a Delaware corporation (the "Company"), and American Securities Transfer & Trust, Inc. (formerly known as American Securities Transfer, Inc.) (the "Rights Agent").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company and the Rights Agent have previously entered into that certain Rights Agreement, dated as of December 2, 1991, amended March 23, 1998 (as so amended, the "Rights Agreement"); and

         WHEREAS, the Board of Directors of the Company has authorized and approved a Securities Purchase Agreement (the "Securities Purchase Agreement") by and among the Company and certain purchasers ("Unit Purchasers"), providing for, among other things, the issuance by the Company to the Unit Purchasers of up to 6,000 Units, each Unit consisting of 200 shares of Common Stock, par value $.01 per share ("Common Stock"), 1 share of Series B Preferred Stock, par value $.01 per share, which is convertible into Common Stock, and a warrant to purchase 100 shares of Common Stock; and

         WHEREAS, the Board of Directors of the Company has determined that the Securities Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders; and

         WHEREAS, the willingness of the Unit Purchasers to enter into the Securities Purchase Agreement is conditioned upon, among other things, the amendment of the Rights Agreement on the terms set forth herein; and

         WHEREAS, no "Distribution Date", "Shares Acquisition Date", "Redemption Date" or "Final Expiration Date" (as such terms are defined in the Rights Agreement) has occurred; and

         WHEREAS, Section 27 of the Rights Agreement provides that, among other things, subject to the restrictions set forth in such Section, the Company may, by resolution adopted by its Board of Directors, supplement or amend any provisions of the Rights Agreement without the approval of any holders of certificates representing rights under the Rights Agreement and, in the event of such amendment, the Company shall, and the Rights Agent shall, if the Company so directs, sign a writing evidencing any such supplement or amendment; and

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         WHEREAS, the Board of Directors of the Company has adopted a resolution determining that the amendment of the Rights Agreement on the terms set forth herein is advisable and in the best interests of the Company and its stockholders;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in the Rights Agreement and in this Amendment, the parties hereto agree as follows:

         1. Amendments to Section 1.
            ------------------------

            1.1 The first sentence of Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

            "'Acquiring Person' shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company; (ii) any wholly-owned subsidiary (as such term is hereinafter defined) of the Company; or (iii) any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan."

            1.2 Section 1(a) of the Rights Agreement is hereby further amended by adding to the end thereof the following:

            "Notwithstanding anything to the contrary contained herein, neither a Unit Purchaser nor any of its Affiliates or Associates shall be, become or be deemed to be an "Acquiring Person" (and no Shares Acquisition Date shall occur) solely as a result of the execution and delivery of the Unit Investment Documents (or any amendment thereto in accordance with the terms thereof), or any actions taken by any of the Unit Purchasers pursuant to the terms of any of the Unit Investment Documents, or the consummation of the transactions contemplated by the Unit Investment Documents, or the announcement or commencement thereof, including, without limitation, the acquisition by any of the Unit Purchasers now or at any time in the future of any Common Shares, Series B Preferred Shares, Common Shares issued or issuable upon conversion of Series B Preferred Shares, Unit Warrants, and Common Shares issued or issuable upon exercise of Warrants, or any other acquisition of any of such securities, in each case pursuant to the Unit Investment Documents."

            1.3 Section 1(j) of the Rights Agreement is hereby amended by deleting such Section in its entirety and renumbering Sections 1(j) through 1(m) to be Sections 1(i) through 1(l), respectively.

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                  1.4 Section 1(k) of the Rights Agreement (as renumbered
pursuant to this Amendment), containing the definition of "Shares Acquisition Date", is hereby amended by adding the following to the end thereof:

                  "Notwithstanding anything to the contrary contained herein, no Shares Acquisition Date shall occur solely as a result of the execution and delivery of the Unit Investment Documents (or any amendment thereto in accordance with the terms thereof), or any actions taken by any of the Unit Purchasers pursuant to the terms of any of the Unit Investment Documents, or the consummation of the transactions contemplated by the Unit Investment Documents, or the announcement or commencement thereof, including, without limitation, the acquisition by any of the Unit Purchasers now or at any time in the future of any Common Shares, Series B Preferred Shares, Common Shares issued or issuable upon conversion of Series B Preferred Shares, Unit Warrants, and Common Shares issued or issuable upon exercise of Warrants, or any other acquisition of any of such securities, in each case pursuant to the Unit Investment Documents."

                  1.5 Section 1 of the Rights Agreement is hereby further amended to add the following definitions:

                  "(m) 'Unit Investment Documents' shall mean (i) the Securities Purchase Agreement, dated as of December 9, 1999 (the "Securities Purchase Agreement"), by and among the Company and the Unit Purchasers, (ii) the Unit Warrants issued or to be issued to the Unit Purchasers pursuant to the Securities Purchase Agreement, (iii) the Certificate of Designations relating to the Series B Preferred Shares, and (iv) any other agreement or instrument executed by the Company and the Unit Purchasers in connection with the foregoing, as each of the foregoing may be amended from time to time in accordance with the respective terms thereof."

                  (n) 'Unit Purchaser' shall mean each Person that is or becomes a party to the Securities Purchase Agreement as a purchaser of securities from the Company."

                  (o) 'Unit Warrants' shall mean the warrants to purchase Common Shares issued or issuable to the Unit Purchasers pursuant to the Unit Investment Documents.

                  (p) 'Series B Preferred Shares' shall mean shares of Series B Preferred Stock, $.01 par value, of the Company.

               2. AMENDMENT TO SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

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                  "Notwithstanding anything to the contrary contained herein, neither any Distribution Date nor any Shares Acquisition Date shall occur solely as a result of the execution and delivery of the Unit Investment Documents (or any amendment thereto in accordance with the terms thereof), or any actions taken by any of the Unit Purchasers pursuant to the terms of any of the Unit Investment Documents or the consummation of the transactions contemplated by the Unit Investment Documents, or the announcement or commencement thereof, including without limitation, the acquisition by any of the Unit Purchasers now or at any time in the future of any Common Shares, Series B Preferred Shares, Common Shares issued or issuable upon conversion of the Series B Preferred Shares, Unit Warrants, and Common Shares issued or issuable upon exercise of Unit Warrants, or any other acquisition of any of such securities, in each case pursuant to the Unit Investment Documents."

               3. AMENDMENT TO SECTION 11. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "(p) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 shall not apply to or be triggered by the execution and delivery of the Unit Investment Documents (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated by the Unit Investment Documents, or any actions taken by any of the Unit Purchasers pursuant to the terms of any of the Unit Investment Documents or the announcement or commencement thereof, including, without limitation, the acquisition of any of the Unit Purchasers now or at any time in the future of any Common Shares, Series B Preferred Shares, Common Shares issued or issuable upon conversion of the Series B Preferred Shares, Unit Warrants, and Common Shares issued or issuable upon exercise of Unit Warrants, or any other acquisition of any such securities, in each case pursuant to the Unit Investment Documents."

               4. AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "Notwithstanding anything to the contrary contained herein, the provisions of this Section 13 shall not apply to or be triggered by the execution or delivery of the Unit Investment Documents (or any amendment thereto in accordance with the terms thereof), or any actions taken by any of the Unit Purchasers pursuant to the terms of any of the Unit Investment Documents, or the consummation of the transactions contemplated by the Unit Investment Documents, or the announcement or commencement thereof, including without limitation, the acquisition by any of the Unit Purchasers now or at any time in the future of the Common Shares, Series B Preferred Shares, Common Shares issued or issuable upon conversion of Series B Preferred Shares, Unit Warrants, and Common Shares issued or issuable upon exercise of Unit

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                  Warrants, or any other acquisition of any of such securities in each case pursuant to the Unit Investment Documents."

               5. AMENDMENT TO SECTION 24(a). Section 24(a) of the Rights Agreement is hereby amended by deleting the words "or Patrick Petroleum Company" in the second sentence.

               6. AMENDMENT TO SECTION 27. The last sentence of Section 27 is hereby amended to read in its entirety as follows:

                  "Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) (other than the specific thresholds applicable to American Meter and its Affiliates and Associates) to no less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of such plan) and (ii) 10%.

               7. AMENDMENT TO SECTION 29. Section 29 is hereby amended by deleting the words "(with, where specifically provided for herein, the concurrence of the Continuing Directors)" in all three places in which they appear where such words occur, and by deleting the words "or the Continuing Directors" in the final sentence.

               8. RIGHTS AGENT NOT LIABLE. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment.

               9. EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective as of the date first above written. All references to the Rights Agreement, including the terms "Agreement," "hereof," "herein" and the like set forth in the Rights Agreement shall, as of and after the date first above written, be deemed to be references to the Rights Agreement, as amended prior to the date hereof, as modified and amended by the terms of this Amendment. Except as and to the extent specifically modified and amended by the terms of this Amendment, all terms and conditions of the Rights Agreement, as previously amended shall remain in full force and effect from and after the date first above written.

              10. GOVERNING LAW. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Delaware.

              11. CAPTIONS. Captions of the sections and subsections of this Amendment are used herein solely for convenience of reference and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

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         12. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.


                                  * * * * * * *


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         IN WITNESS WHEREOF, this Amendment No. 2 to Rights Agreement has been duly executed and delivered on behalf of the parties hereto by their respective duly authorized officers, effective as of the date first above written.

                                             METRETEK TECHNOLOGIES, INC.

                                             By: /s/ A. Bradley Gabbard
                                                --------------------------------
                                                  A. Bradley Gabbard,
                                                  Executive Vice President
ATTEST:

By: /s/ Gary J. Zuiderveen
   ----------------------------------
    Gary J. Zuiderveen, Secretary
                                             AMERICAN SECURITIES TRANSFER &
                                             TRUST, INC.

                                             By: /s/ Kathleen Kaggerty
                                                --------------------------------
                                             Its: Vice President
                                                --------------------------------

ATTEST:

By:  /s/ Stephen King
   ----------------------------------
Its: Executive Vice President
   ----------------------------------


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